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                                                                   EXHIBIT 10.10

                         INVESTMENT MANAGEMENT AGREEMENT

AGREEMENT made this 10th day of March, 1992, by and between NUVEEN SELECT TAX-FREE INCOME PORTFOLIO, a Massachusetts business trust (the "Fund"), and NUVEEN INSTITUTIONAL ADVISORY CORP., a Delaware corporation (the "Adviser").

                               W I T N E S S E T H

In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1. The Fund hereby employs the Adviser, subject to the direction and supervision of the Board of Trustees of the Fund for the period and upon the terms herein set forth, to invest the net proceeds of the offering of the Fund's shares and thereafter to maintain surveillance over the assets of the Fund, to invest and reinvest the Fund's cash flow, and to make such adjustments to the Fund's portfolio as it deems appropriate, all as described in, and subject to the Fund's investment objective policies, restrictions and limitations with respect to securities investments as set forth in the Fund's then current registration statement under the Investment Company Act Of 1940, and all applicable laws and the regulations of the Securities and Exchange Commission relating to the management of registered closed-end, diversified management investment companies; and to administer the Fund's business affairs.

The Adviser accepts such employment and agrees during such period to render such services, to furnish office facilities and equipment and clerical, bookkeeping and administrative services

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(other than such services, if any, provided by the Fund's transfer agent) for the Fund, to permit any of its officers or employees to serve without compensation as directors or officers of the Fund if elected to such positions, and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way, nor otherwise be deemed an agent of the Fund.

2. For the services and facilities described in Section 1, the Fund will pay to the Adviser: (a) a one time portfolio structuring fee in an amount equal to 1.5% of the net proceeds of the offering of the Fund's shares, after payment of underwriting discounts and organization and offering costs and payable on the first day of the month following the month during which the proceeds of the offering of the Fund's shares are received; and (b) a surveillance and administration fee commencing with the first day of the seventh month following the month during which the proceeds of the offering of the Fund's shares are received, and payable in arrears at the end of each calendar month, computed at an annual rate of .25 of 1% of the average daily net assets for the first $500 million in net assets of the Fund, .225 of 1% of average daily net assets in excess of $500 million but not more than $1 billion, and .20 of 1% of average daily net assets in excess of $1 billion. For the month and year in which this Agreement terminates there shall be an appropriate proration of the surveillance and administration fee based on the basis of the number of days that the Agreement shall have been in effect during the month and year, respectively.

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The services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

3. The Adviser shall arrange for officers or employees of the Adviser to serve, without compensation from the Fund, as directors, officers or agents of the Fund, if duly elected or appointed to such positions, and subject to their individual consent and to any limitations imposed by law.

4. Subject to applicable statutes and regulations, it is understood that officers, directors, or agents of the Fund are, or may be, interested in the Adviser as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Adviser may be interested in the Fund otherwise than as directors, officers or agents.

5. The Adviser shall not be liable for any loss sustained by reason of the purchase, sale or retention of any security, whether or not such purchase, sale or retention shall have been based upon the investigation and research made by any other individual, firm or corporation, if such recommendation shall have been selected with due care and in good faith, except loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

6. The Adviser currently manages other investment accounts and funds, including those with investment objectives similar to the Fund, and specifically including the account of John Nuveen

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& Co. Incorporated, its corporate parent, with respect to purchases of municipal securities for John Nuveen & Co. Incorporated's unit investment trust accumulation account. The Adviser reserves the right to manage other investment accounts and funds in the future. Securities considered as investments for the Fund may also be appropriate for other investment accounts and funds that may be managed by the Adviser. Subject to applicable laws and regulations, the Adviser will attempt to allocate equitably portfolio transactions among the portfolios of its other investment accounts and funds purchasing securities whenever decisions are made to purchase or sell securities by the Fund and one or more of such other accounts or funds simultaneously. In making such allocations, the main factors to be considered by the Adviser will be the respective investment objectives of the Fund and such other accounts and funds, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment by the Fund and such other accounts and funds, the size of investment commitments generally held by the Fund and such accounts and funds, and the opinions of the persons responsible for recommending investments to the Fund and such other accounts and funds.

The Adviser is an affiliate of Nuveen Advisory Corp., another wholly-owned subsidiary of John Nuveen & Co. Incorporated. Nuveen Advisory Corp. acts as Investment Adviser to the several Nuveen open-end diversified management investment companies and a number of Nuveen closed-end diversified management investment companies, each of which invests in municipal obligations and has investment objectives similar to those of the Fund. The Adviser will act independently of Nuveen Advisory Corp., but situations may occur in which the Adviser and Nuveen Advisory Corp. are called upon to allocate portfolio transactions among their various investment accounts. In making any such allocations, the Adviser and Nuveen Advisory Corp. will take into account the factors described above.

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7. This Agreement shall continue in effect until August 1, 1993, unless and until terminated by either party as hereinafter provided, and shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved, at least annually, in the manner required by the Investment Company Act of 1940.

   This Agreement shall automatically terminate in the event of its assignment, and may be terminated at any time without the payment of any penalty by the Fund or by the Adviser upon sixty (60) days' written notice to the other party. The Fund may effect termination by action of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, accompanied by appropriate notice.

   This Agreement may be terminated, at any time, without the payment of any penalty, by the Board of Trustees of the Fund, or by vote of a majority of the outstanding voting securities of the Fund, in the event that it shall have been established by a court of competent jurisdiction that the Adviser, or any officer or director of the Adviser, has taken any action which results in a breach of the covenants of the Adviser set forth herein.

   Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation, described in Section 2, earned prior to such termination.

8. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder shall not be thereby affected.

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9.  Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for receipt of such notice.

10. The Fund's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. This Agreement is executed on behalf of the Fund by the Fund's officers as officers and not individually and the obligations imposed upon the Fund by this Agreement are not binding upon any of the Fund's Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

   IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed on the day and year above written.

                                        NUVEEN SELECT TAX-FREE INCOME PORTFOLIO

                                        by: /s/
                                            ------------------------------
                                                    Vice President

Attest: /s/ LARRY MARTIN
        --------------------------
           Assistant Secretary

                                        NUVEEN INSTITUTIONAL ADVISORY CORP.

                                        by: /s/
                                            ------------------------------
                                                    Vice President

Attest: /s/
        --------------------------
           Assistant Secretary